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                                                                    EXHIBIT 10.2

                          $75,000,000 Principal Amount

                         TOREADOR RESOURCES CORPORATION

                         5.00% Convertible Senior Notes

                                    due 2025

                               PURCHASE AGREEMENT

September 22, 2005

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                                                              PURCHASE AGREEMENT

                                                              September 22, 2005

UBS SECURITIES LLC
MORGAN KEEGAN & COMPANY, INC.
FIRST ALBANY CAPITAL INC.
STANFORD GROUP COMPANY
THE SHEMANO GROUP, INC.
      as Initial Purchasers
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Dear Sirs and Mesdames:

            Toreador Resources Corporation, a Delaware corporation, (the "Company"), proposes to issue and sell to the initial purchasers named in Schedule A hereto (the "Initial Purchasers") $75,000,000 aggregate principal amount of its 5.00% Convertible Senior Notes due 2025 (the "Firm Notes"). In addition, the Company proposes to grant to the Initial Purchasers the option to purchase from the Company up to an additional $11,250,000 aggregate principal amount of the Company's 5.00% Convertible Senior Notes due 2025 (the "Additional Notes"). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the "Notes."

            The Notes are to be issued pursuant to an indenture (the "Indenture") to be dated as of September 27, 2005, between the Company and The Bank of New York Trust Company, N.A, as trustee (the "Trustee"). The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the "Common Stock") of the Company, par value $0.15625 per share (the "Shares").

            The Notes and the Shares will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to "qualified institutional buyers" in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("Rule 144A").

            The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the time of purchase (as defined herein) between the Company and the Initial Purchasers (the "Registration Rights Agreement").

            In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering

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memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a
"Memorandum") including or incorporating by reference a description of the terms of the Notes and the Shares, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein, if any, and any amendment or supplement thereto. The terms "supplement", "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in such Memorandum, if any, that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            The Company and the Initial Purchasers agree as follows:

            1. Sale and Purchase: Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule A hereto at a purchase price of 96.5% of the principal amount thereof.

            In addition, the Company hereby grants to the several Initial Purchasers the option to purchase from time to time, and upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, each Initial Purchaser shall have the right to purchase from time to time from the Company, at a purchase price of 96.5% of the principal amount thereof, plus accrued interest, if any, from the time of purchase (as hereinafter defined) to the additional time of purchase (as hereinafter defined), Additional Notes in an aggregate principal amount proportional to the aggregate principal amount of Firm Notes set forth opposite such Initial Purchaser's name on Schedule A hereto. This option may be exercised by UBS Securities, LLC ("UBS"), on behalf of the Initial Purchasers, at any time on or before the thirteenth day following the date the Firm Notes are issued, by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Notes as to which the option is being exercised, and the date and time when the Additional Notes are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than (i) the time of purchase or (ii) the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

            2. Payment and Delivery: Payment of the purchase price for the Firm Notes shall be made to the Company by Federal (same day) funds, against delivery of the Firm Notes to you, at the offices of Haynes and Boone, LLP in Dallas, Texas, or at such other place as may be agreed upon by the parties hereto, for the respective accounts of the Initial Purchasers. Such

-------------
(1) As used herein, "business day" shall mean a day on which the Nasdaq National Market is open for trading.

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payment and delivery shall be made at 10:00 A.M., eastern daylight time, on
September __, 2005 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is herein sometimes called the "time of purchase."

            Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes.

            One or more Notes in global form, and registered in the name of Cede & Co., as nominee for The Depository Trust Company, and in such denominations as you shall request in writing not later than one full business day prior to the time of purchase or the additional time of purchase, as the case may be, shall be delivered by the Company to the Initial Purchasers (or as they may direct) against payment therefor by wire transfer of same day funds to the Company. For the purpose of expediting the checking of the certificates for the Notes by you, the Company agrees to make such global note available to UBS for inspection at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.

            3. Representations and Warranties of the Company: The Company represents and warrants to each of the Initial Purchasers that:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in any Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum, as of its date did not and as of the time of execution of this Agreement does not, and the Final Memorandum, as amended or supplemented, prior to the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that any representations and warranties set forth in this paragraph do not apply to statements or omissions in any Memorandum based upon information furnished to the Company in writing by or on behalf of such Initial Purchaser expressly for use therein as provided in Section 11 below;

                  (b) As of June 30, 2005, the Company has an authorized and outstanding capitalization as set forth under the column heading entitled "Actual" in the section of the Final Memorandum entitled "Capitalization" and, as adjusted to give effect to the offering of the Firm Notes and the application of the net proceeds therefrom as described in the "Use of Proceeds" section of the Final Memorandum, the Company would, as of June 30, 2005, have had an authorized and outstanding capitalization as set forth under the column heading entitled "As Adjusted" in the section of the Final Memorandum entitled "Capitalization"; since June 30, 2005, there have been no changes in the authorized and outstanding capital stock of the Company except as disclosed in the Memorandum; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly

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      authorized and validly issued and are fully paid and non-assessable, have been issued in compliance in all material respects with all federal and state securities laws and were not issued in violation of any statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights;

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum;

                  (d) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect");

                  (e) Each U.S. subsidiary of the Company listed on Schedule B hereto (the "U.S. Subsidiaries", and together with the subsidiaries listed on Schedule B-1, the "Subsidiaries") has been duly incorporated, organized or formed and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum; each U.S. Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding shares of capital stock, limited liability company interests, partnership interests or other equity interests of the U.S. Subsidiaries have been duly and validly authorized and issued, are (to the extent applicable) fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for pledges of capital stock or other equity interests in the U.S. Subsidiaries pursuant to credit agreements of the Company or the U.S. Subsidiaries as described in the Memorandum; the Company does not have any subsidiaries and does not own or control, directly or indirectly, any interest in any corporation or other entity except as set forth on Schedule B or Schedule B-1 and except for the Company's less than majority interests in USA Interlink, LLC (d/b/a ePsolutions), EnergyNet.com, Inc. and Capstone Royalty, LLC described in the Memorandum;

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                  (f) Each foreign subsidiary listed on Schedule B-1 hereto (the
      "Foreign Subsidiaries") of the Company has been duly organized or formed and is validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation, organization or formation and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum. Each Foreign Subsidiary is duly qualified or licensed as a foreign entity to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification or license, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding equity of each Foreign Subsidiary has been duly authorized and validly issued (to the extent such concept is applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except for pledges of capital stock or other equity interests in the Foreign Subsidiaries pursuant to credit agreements of the Company or the Foreign Subsidiaries as described in the Memorandum;

                  (g) Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or person acting on such holder's behalf), the right to require the repurchase, redemption or repayment of all or part of such indebtedness under) (i) its respective charter, by-laws, partnership agreement, operating agreement or similar organizational documents or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) and
      (iii) for such breaches, violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

                  (h) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes and consummation of the transactions contemplated hereby and thereby including the issuance of the Notes and the issuance of the Shares upon conversion of the Notes, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), (i) the charter, by-laws, partnership agreement, operating agreement or similar organizational documents of the Company or any of the Subsidiaries or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other

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      agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (ii) for such breaches, violations and defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

                  (i) The Indenture has been duly authorized by the Company and when duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity;

                  (j) The Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company, and assuming due authorization, execution and delivery by the Initial Purchasers, will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity;

                  (k) The Notes have been duly authorized by the Company and when executed and delivered by the Company, and assuming due authentication by the Trustee in accordance with the terms of the Indenture and delivery to and payment for by the Initial Purchasers in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon conversion of the Notes, and are sufficient in number to meet the current conversion requirements, and such Shares, when so issued upon such conversion in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable;

                  (l) This Agreement has been duly authorized, executed and delivered by the Company;

                  (m) The terms of the Notes, the Registration Rights Agreement, the Indenture and the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained in the Final Memorandum;

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                  (n) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the rules of the Nasdaq National Market, or approval of stockholders of the Company, is required in connection with the issuance and sale by the Company of the Notes or the issuance of Shares upon conversion of the Notes or the consummation of the transactions as contemplated hereby and by the Indenture, the Registration Rights Agreement and the Notes other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchasers and (ii) as may be required by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement and the listing of the Shares on the Nasdaq National Market in connection therewith;

                  (o) The Company has obtained for the benefit of the Initial Purchasers the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit B hereto, of each of its executive officers and directors named in Exhibit B-1 hereto;

                  (p) Except as described in the Memorandum, (i) no person has any preemptive rights or similar rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has the right to act as an initial purchaser to the Company in connection with the offer and sale of the Notes, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the sale of the Notes as contemplated hereby or otherwise; and except as described in the Memorandum or as set forth on Exhibit B-2 hereto, no person has the right, contractual or otherwise, to cause the Company to include any shares of Common Stock or shares of any other capital stock or other securities of the Company in the registration statement to be filed with the Commission pursuant to the Registration Rights Agreement, whether as a result of the sale of the Notes as contemplated hereby or otherwise; it being understood that holders of Common Stock that acquired such shares in a private placement dated September 2005, may include their shares in any such registration statement;

                  (q) Hein & Associates, L.L.P. and Ernst & Young LLP, who have expressed their opinions on the consolidated financial statements, including notes thereto, of the Company and the Subsidiaries included in the Memorandum, are each independent public accountants with respect to the Company as required by the Securities Act, and the applicable published rules and regulations thereunder;

                  (r) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, "Consents") and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its respective business as currently conducted; neither the Company nor any of the Subsidiaries received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law,

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      regulation or rule or any decree, order or judgment applicable to the
      Company or any of the Subsidiaries, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

                  (s) Except as described in the Memorandum, there are no legal actions, suits, claims, investigations or proceedings pending or, to the actual awareness of any of the following persons of a fact or matter: G. Thomas Graves III, Douglas W. Weir, Michael J. Fitzgerald or Charles Campise ("Knowledge"), threatened or contemplated to which the Company or any of the Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action suit, claim, investigation or proceeding which, if determined adversely, would not either (A) have, individually or in the aggregate, a Material Adverse Effect or (B) prevent the consummation of the transactions contemplated hereby and by the Indenture, the Registration Rights Agreement and the Notes; this representation and warranty shall not apply to environmental matters;

                  (t) All tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided and other than those in which the failure to file or pay would not result, individually or in the aggregate, in a Material Adverse Effect;

                  (u) Except as disclosed in the Memorandum, the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent that is in accordance with customary industry practices; all such insurance is in full force on the date hereof and will be in full force at the time of purchase and any additional time of purchase hereunder;

                  (v) Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Memorandum any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

                  (w) The Company has not sent or received any termination of, or notification of intent not to renew, any of the contracts or agreements referred to, described in the Memorandum the termination or non-renewal of which, either individually or when aggregated with the termination or non-renewal of all other such contracts or agreements as to which any such termination or notification has been sent or received, would have a Material Adverse Effect, and no such termination or non-

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      renewal has been threatened by the Company or, to the Company's Knowledge, any other party to any such contract or agreement;

                  (x) Neither the Company nor the Subsidiaries are engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's Knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's Knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries and (ii) to the Company's Knowledge,
      (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

                  (y) The Company and its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as described in the Memorandum; and the expected expiration of any of such Intellectual Property Rights if not renewed or replaced would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. None of the technology employed by the Company and/or any of its Subsidiaries has been obtained or is being used by the Company and/or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or otherwise in violation of the rights of any persons, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect;

                  (z) The audited and unaudited financial statements included in the Memorandum, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Exchange Act and in compliance with the requirements of generally accepted accounting principles applied on a consistent basis throughout the periods involved,

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      except as expressly stated in the related notes thereto; the other financial and statistical data set forth in the Memorandum are, in all material respects, accurately presented and prepared, in all material respects, on a basis consistent with the financial statements and books and records of the Company; any non-GAAP financial measures (as such term is defined in Regulation G promulgated by the Commission ("Regulation G")) included in the Memorandum are presented in compliance, in all material respects, with Regulation G; and neither the Company nor the Subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Memorandum;

                  (aa) Subsequent to June 30, 2005, and except as may be otherwise disclosed in the Memorandum, there has not been (A) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, prospects, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, (B) any transaction which is material to the Company and the Subsidiaries, taken as a whole, (C) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries, taken as a whole, (D) any change in the capital stock of the Company or any material change in the capital stock of the Subsidiaries or any material change in the outstanding indebtedness of the Company or the Subsidiaries or (E) except for regular quarterly dividends in the Company's Series A and Series A-1 Preferred Stock, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

                  (bb) The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company's Knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the Memorandum, the Company and each of the Subsidiaries (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending, or to the Company's Knowledge, threatened action, suit or proceeding, (iv) is not bound by any judgment, decree or order or (v) has not entered into any material agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, relating to the pollution, protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

                  (cc) When the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

                  (dd) Neither the Company nor any Affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                  (ee) It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to this Agreement to register the Notes or the Shares deliverable upon conversion of the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

                  (ff) Neither the Company nor any of the Subsidiaries is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will any of them be, required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (gg) Except as disclosed in the Memorandum, the Company and/or each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Memorandum as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except (i) such as would not materially and adversely affect the value of such properties and would not materially interfere with the current use of such properties by the Company or such Subsidiary, as the case may be, and (ii) for liens granted pursuant to credit agreements of the Company or the Subsidiaries as described in the Memorandum; all the property described in the Memorandum as being held under lease by the Company or a Subsidiary is held thereby under valid and enforceable leases with such exceptions as would not materially interfere with the current use of such properties; as used herein, the term "lease" shall not include any exploration, exploitation or rehabilitation permit held by the Company and/or its Subsidiaries;

                  (hh) The information underlying the estimates of the reserves of the Company and the Subsidiaries that was supplied by the Company to LaRoche Petroleum Consultants, Ltd. ("LaRoche"), independent petroleum engineers, for purposes of preparing the reserve reports referenced in the Memorandum (the "Reserve Reports"), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts, costs of operations and development, and working interest and net revenue interest information relating to the Company's or the Subsidiaries' interests, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to LaRoche were prepared in good faith and with a reasonable basis; the information provided to LaRoche for purposes of preparing the Reserve Reports was prepared in accordance with customary industry practices; LaRoche was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company; other than the decrease in reserves resulting from the sale of the Company's U.S. royalty and mineral interests in January 2004 and normal production of the reserves and intervening spot market product price fluctuations disclosed in the Memorandum, there are not any facts or circumstances that would adversely effect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Memorandum and reflected in the Reserve Reports such as to cause a Material Adverse Effect; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Memorandum and reflected in the Reserve Reports comply in all material respects to the applicable requirements under the Securities Act;

                  (ii) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (jj) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified by the Securities and Exchange Commission, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of June 30, 2005 and (iii) were effective in all material respects, to provide reasonable assurance regarding the functions for which they were established. Based on the evaluation of its disclosure controls and procedures as of June 30, 2005, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls which would adversely affect the Company's ability to record, process, summarize, and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since June 30, 2005, the most recent date as of which the Company evaluated its disclosure controls and procedures, there have been no significant changes in the Company's internal control over financial reporting (as defined in Rule 13a-15) or in other factors that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses in the Company's internal controls.

                  (kk) Any statistical and market-related data (other than data relating to oil and natural gas reserves) included in the Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

                  (ll) Neither the Company nor any of the Subsidiaries nor, to the Company's Knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Shares issued upon conversion thereof;

                  (mm) There is and has been no failure on the part of the Company and the Subsidiaries or, to the Company's Knowledge, any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such and as to matters relating solely to the Company, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications;

                  (nn) Neither the Company nor any of its Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law, including the Foreign Corrupt Practices Act of 1977, or of the character required to be disclosed in the Memorandum; and

                  (oo) Neither the Company nor any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Significant Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

            In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Initial Purchaser.

            4. Representations and Warranties of the Initial Purchasers. The Initial Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Final Memorandum, and each Initial Purchaser hereby represents and warrants to and agrees with the Company that:

                  (a) It (A) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the securities laws of the United States or any other applicable jurisdiction and (B) will offer and sell the Notes only to persons whom it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and that in purchasing such Notes, are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors";

                  (b) It is a QIB within the meaning of Rule 144A and has such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Notes;

                  (c) It has not and will not, directly or indirectly, solicit offers for, or offer or sell, the Notes by any form of general solicitation, general advertising (as such terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, including but not limited to articles, notices or other communications published in any newspaper, magazine or similar medium, over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            Each Initial Purchaser acknowledges that the Company and, for the purposes of the opinions to be delivered to the Initial Purchasers pursuant hereto, counsel for the Company will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser consents to such reliance.

            5. Certain Covenants of the Company: The Company hereby agrees that:

                  (a) The Company will prepare the Final Memorandum in a form approved by the Initial Purchasers and will make no amendment or supplement to the Final Memorandum to which the Initial Purchasers reasonably object;

                  (b) Promptly from time to time, the Company will take such action as the Initial Purchasers may reasonably request to qualify the Notes and the Shares for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or subject itself to any tax in any such jurisdiction where it is not now so qualified or subject;

                  (c) The Company will furnish the Initial Purchasers with as many copies of the Final Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto as the Initial Purchasers may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Notes by the Initial Purchasers, any event shall have occurred as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Final Memorandum, the Company will notify the Initial Purchasers and upon the request of the Initial Purchasers will prepare and furnish without charge to the Initial Purchasers and to any dealer in securities as many copies as the Initial Purchasers may from time to time reasonably request of an amended Final Memorandum or a supplement to the Final Memorandum which will correct such statement or omission or effect such compliance;

                  (d) During the period beginning from the date hereof and continuing until the date 90 days after the date of the Final Memorandum, the Company will not, without the prior written consent of UBS, issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or otherwise dispose of, or contract to dispose of, any Shares, any securities substantially similar to the Notes or the Common Stock, any securities that are convertible into or exchangeable for shares of Common Stock or similar debt securities or any securities that are convertible into or exchangeable for the Notes or such other similar debt securities (other than (i) the issuance of the Notes;
      (ii) the issuance of Shares upon conversion of the Notes; (iii) the grant of stock and stock options pursuant to the Company's existing stock option plans or other employee benefit plans and the issuance of shares of Common Stock upon the exercise of such options and additional inducement grants of restricted stock to employees, and (iv) the issuance of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof), or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or Notes irrespective of whether any transaction mentioned above is to be settled by delivery of the Common Stock, the Notes or other securities, in cash or otherwise;

                  (e) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and so long as any of the Notes (or Shares issued upon conversion thereof) are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, for the benefit of holders from time to time of the Notes, the Company will make available, upon request, to holders of Notes and prospective purchasers of Notes information satisfying the requirements of subsection (d)(4)(i) of Rule 144A;

                  (f) The Company will use its best efforts to cause the Notes to be eligible for trading in PORTAL for so long as the Notes are outstanding;

                  (g) For so long as the Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and will deliver or make generally available to the Initial Purchasers (i) as soon as practicable, copies of financial statements furnished to or filed by the Company with the Commission or any securities exchange on which the Notes or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (h) The Company will use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Final Memorandum under the caption "Use of Proceeds";

                  (i) The Company will reserve and keep available at all times free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue Shares upon conversion of the Notes;

                  (j) the Company will use its best efforts to list, as promptly as practicable but in no event later than the time that the registration statement is declared effective in accordance with the Registration Rights Agreement, and subject to notice of issuance, the Shares on the Nasdaq National Market;

                  (k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Notes and all other fees and expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (ii) all costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Shares, (iii) all costs related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iv) the word processing and/or printing charges and expenses of counsel to the Initial Purchasers (but not including their fees for professional services) of this Agreement, the Registration Rights Agreement and the Indenture, and the reproduction and/or printing and furnishing of copies thereof to the Initial Purchasers and to dealers (including costs of mailing and shipment), (v) all expenses in connection with the qualification of the Notes and the Shares for offering and sale under state laws and the cost of printing and furnishing of copies of any blue sky or legal investment memorandum to the Initial Purchasers and to dealers (including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with such blue sky or legal investment memorandum), (vi) any fees payable to investment rating agencies with respect to the rating of the Notes, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary,
      (viii) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other cost and expenses incident to the performance of the Company's obligations hereunder for which provision is not otherwise made in this Section 5(k);

                  (l) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the offer and sale of the Notes pursuant to this Agreement;

                  (m) The Company will not solicit any offer to buy or offer or sell the Notes or the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

                  (n) During the period after the time of purchase or the additional time of purchase, if later, and for a period of two years thereafter, the Company will not, will not permit Affiliates that are under its direct control and will use its best efforts not to permit its other Affiliates to resell any of the Notes or the Shares which constitute "restricted securities" under Rule 144 under the Securities Act that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act; and

                  (o) Neither the Company nor any Affiliate that is under its direct control will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby.

            6. Reimbursement of Initial Purchasers' Expenses: If the Firm Notes are not delivered for any reason other than the default by one or more of the Initial Purchasers in their obligations hereunder, the Company will reimburse the Initial Purchasers for all of their out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

            7. Conditions of Initial Purchasers' Obligations: The several obligations of the Initial Purchasers hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof and at the time of purchase. The several obligations of the Initial Purchasers at the additional time of purchase are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be. Additionally, the several obligations of the Initial Purchasers hereunder are subject to performance by the Company of its obligations hereunder and to the following conditions:

                  (a) The Company shall furnish to UBS at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Haynes and Boone, LLP, counsel for the Company, addressed to the Initial Purchasers and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, and in form reasonably satisfactory to counsel for the Initial Purchasers, in the form as set forth in Exhibit A hereto;

                  (b) UBS shall have received on the date of this Agreement, at the time of purchase and the additional time of purchase, as the case may be, from Hein & Associates, L.L.P. customary comfort letters dated as of the date of this Agreement, the date of the time of purchase and the date of the additional time of purchase, as the case may be, and addressed to the Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers;

                  (c) UBS shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Bracewell & Giuliani LLP, counsel for the Initial Purchasers, dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS;

                  (d) No amendment or supplement to the Final Memorandum, or any document which upon filing with the Commission would be incorporated by reference in the Final Memorandum, shall at any time have been made or filed to which UBS has reasonably objected in writing;

                  (e) At the time of purchase or the additional time of purchase, as the case may be, the Final Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (f) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be,
      (i) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material and unfavorable to the Company (other than as disclosed in the Final Memorandum) shall have been entered into by the Company or any of the Subsidiaries which would, in UBS' judgment make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Memorandum;

                  (g) The Company will, at the time of purchase and, if applicable at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit C hereto;

                  (h) You shall have received copies, duly executed by the Company and the other parties thereto, of the Registration Rights Agreement and the Indenture;

                  (i) Each executive officer and director of the Company shall have entered into Lock-Up Agreements in the form attached as Exhibit B hereto on or prior to the date hereof, and each such Lock-Up Agreement shall have been delivered to you and shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be;

                  (j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request;

                  (k) The Notes shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase;

                  (l) The Company shall have furnished to the Initial Purchasers, at the time of purchase and at the additional time of purchase, as the case may be, a letter from LaRoche addressed to the Initial Purchasers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, confirming certain matters relating to the Reserve Reports and the information with respect to the oil and gas reserves of the Company included in the Memorandum.

            8. Termination: The several obligations of the Initial Purchasers hereunder shall be subject to termination by UBS or any group of Initial Purchasers (which may include UBS) that has agreed to purchase in the aggregate a majority of the Notes, if, (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Final Memorandum, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which, in UBS' judgment or in the judgment of such group of Initial Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Memorandum; (y) at any time prior to the time of purchase or, with respect to the purchase of any Additional Notes, the additional time of purchase, as the case may be, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS' judgment or in the judgment of such group of Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Memorandum; or
(z) at any time prior to the time of purchase or, with respect to the purchase of any Additional Notes, the additional time of purchase, as the case may be, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Securities Act.

            If you elect to terminate this Agreement as provided in this Section 8, the Company shall be notified as provided for herein.

            If the sale to the Initial Purchasers of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchasers for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 6 and 9 hereof), and the Initial Purchasers shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

            9. Indemnity by the Company and the Initial Purchasers:

                  (a) The Company agrees to indemnify, defend and hold harmless each Initial Purchaser, its directors and officers, and any person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Initial Purchaser Indemnified Party"), and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Initial Purchaser Indemnified Party or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, as amended or supplemented, if applicable, or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from and in conformity with information furnished in writing by or on behalf of any Initial Purchaser to the Company expressly for use therein or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein.

                  (b) Each Initial Purchaser agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons, (each, a "Company Indemnified Party") from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of such Initial Purchaser to the Company expressly for use in any Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in connection with such information.

                  (c) If any action, suit or proceeding (each, a "Proceeding") is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 9, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within a reasonable period of time in light of circumstances or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and
      (iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days' prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such

      Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

                  (d) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsections (a) and (b) of this
      Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of Initial Purchasers' discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by the Initial Purchasers. The relative fault of the Company on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

                  (e) The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Initial Purchasers contained in this Agreement shall remain in full force and effect (regardless of any investigation made by on behalf of any Initial Purchaser, its directors or officers or any person who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and the Initial Purchasers agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the issuance and sale of the Notes, or in connection with any Memorandum.

            10. Effectiveness; Increase in Initial Purchasers' Commitments: This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            Subject to Sections 8 and 9, if, at the time of purchase, or the additional time of purchase, as the case may be, any Initial Purchaser shall default in its obligation to take up and pay for the Notes to be purchased by it at such time hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate principal amount of Notes which all Initial Purchasers so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Notes to be purchased at such time, the non-defaulting Initial Purchasers shall take up and pay for (in addition to the aggregate number of Notes they are obligated to purchase at such time pursuant to Section 1 hereof) the aggregate principal amount of Notes agreed to be purchased by all such defaulting Initial Purchasers at such time, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Initial Purchaser or Initial Purchasers in such amount or amounts as such Initial Purchasers may designate with the consent of each Initial Purchaser so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Initial Purchasers pro rata in proportion to the aggregate principal amount of Firm Notes set opposite the names of such non-defaulting Initial Purchasers in Schedule A.

            Without relieving any defaulting Initial Purchaser from its obligations hereunder, the Company agrees with the non-defaulting Initial Purchasers that it will not sell any Firm Notes hereunder unless all of the Firm Notes are purchased by the Initial Purchasers (or by substituted Initial Purchasers selected by you with the approval of the Company or selected by the Company with your approval).

            If a new Initial Purchaser or Initial Purchasers are substituted by the Initial Purchasers or by the Company for a defaulting Initial Purchaser or Initial Purchasers in accordance with the foregoing provision, the Company or the Initial Purchasers shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Final Memorandum and other documents may be effected.

            The term "Initial Purchaser" as used in this Agreement shall refer to and include any Initial Purchaser substituted under this Section 10 with like effect as if such substituted Initial Purchaser had originally been named in Schedule A.

            If, at the time of purchase, the aggregate principal amount of Firm Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds 10% of the total principal amount of Firm Notes which all Initial Purchasers agreed to purchase hereunder, and if neither the non-defaulting Initial Purchasers nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Initial Purchaser and without any liability on the part of any non-defaulting Initial Purchaser to the Company. If, at the additional time of purchase, the aggregate principal amount of Additional Notes which the defaulting Initial Purchaser or Initial Purchasers agreed to purchase exceeds 10% of the total principal amount of Additional Notes which all Initial Purchasers agreed to purchase hereunder, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Notes or (b) purchase not less than the principal amount of Additional Notes that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

            11. Information Furnished by the Initial Purchasers: The statements set forth in the last paragraph on the cover page of the Final Memorandum, the list of the Initial Purchasers under the caption "Plan of Distribution" in the Final Memorandum and the statements set forth under the caption "Plan of Distribution-Over-Allotment, Price Stabilization" and in the third paragraph under the caption "Plan of Distribution-Transfer Restrictions, Sales in the United Kingdom" in the Final Memorandum constitute the only information furnished by or on behalf of the Initial Purchasers.

            12. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Initial Purchasers, shall be sufficient in all respects if delivered or sent to c/o UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention:
Syndicate Department, facsimile no. (212) 713-3460, with a copy to (for informational purposes only): Attention: Legal Department, facsimile no. (212) 821-4042 and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205, Attention: Chief Financial Officer, facsimile no. (214) 559-3945.

            13. Governing Law and Construction: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

            14. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchasers and the Company and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchasers) shall acquire or have any right under or by virtue of this Agreement.

            15. Counterparts: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

            16. Submission to Jurisdiction: Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchasers. The Company hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

            17. Initial Purchasers Not Fiduciaries; Waiver and Release. The Company hereby acknowledges that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Company's securities. The Company further acknowledges that the Initial Purchasers are acting pursuant to a contractual relationship created solely by this Purchase Agreement entered into on an arm's length basis and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Company's securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Purchase Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Purchase Agreement or any matters leading up to such transactions.

            If the foregoing correctly sets forth the understanding between the Company and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Initial Purchasers.

                                           Very truly yours,

                                           TOREADOR RESOURCES CORPORATION

                                           By: /s/ Douglas Weir
                                               ---------------------
                                               Name: Douglas Weir
                                               Title: Senior VP, CFO

Accepted and agreed to as of the date first above written on behalf of itself and the other Initial Purchasers named in Schedule A hereto:

UBS SECURITIES LLC

By: /s/ Mark W. Hobbs
    -------------------------
    Name: Mark W. Hobbs
    Title: Executive Director

By: /s/ Michael Jamieson
    -------------------------
    Name: Michael Jamieson
    Title: Managing Director

                                   SCHEDULE A

                                Principal Amount
Initial Purchasers               of Firm Notes
-----------------------------  -------------------
UBS SECURITIES LLC             $        48,750,000
MORGAN KEEGAN & COMPANY, INC.            3,727,500
FIRST ALBANY CAPITAL INC.                8,587,500
STANFORD GROUP COMPANY                   8,580,000
THE SHEMANO GROUP, INC.                  5,355,000
                               -------------------

         Total                 $        75,000,000
                               ===================

                                     Sch-A-1

                                   SCHEDULE B
                                U.S. SUBSIDIARIES

Toreador Exploration & Production Inc.
Toreador Acquisition Corporation
Madison Oil Company
Madison (Turkey) Inc.
Madison Petroleum Inc.
Madison Oil Company Europe

                                      Sch-B

                                  SCHEDULE B-1
                              FOREIGN SUBSIDIARIES

Toreador Exploration Ltd.
Toreador Holdings International SRL
Toreador Romania Ltd.
Toreador Trinidad Exploration and Production LTD
Toreador Turkey Ltd.
Madison Oil France S.A.
Madison Energy France S.C.S.

                                     Sch-B-1

                                    EXHIBIT A
                           OPINION OF COMPANY COUNSEL

1. The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Final Memorandum and to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture, the Notes and the Registration Rights Agreement.

2. Each of the Company's Subsidiaries (other than foreign Subsidiaries) has been incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Final Memorandum; all of the issued shares of capital stock of each such Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims, other than pledges pursuant to the credit facilities of the Company or its Subsidiaries as described in the Final Memorandum.

3. The Company is qualified or licensed to do business as a foreign corporation and is in good standing in each of Texas and Oklahoma, which are the only domestic jurisdictions where the Company has certified to us that the nature of its business or property owned, leased or operated requires such qualification.

4. The Company has the authorized capitalization as set forth in the Final Memorandum as of the Closing Date.

5. The filings incorporated by reference in the Final Memorandum (except for the financial statements and schedules and other financial and reserve data or information as to which such counsel need not express any opinion) complied when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

6. The execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes and consummation of the transactions contemplated thereby, including the issuance of the Notes and the issuance of the Shares upon conversion of the Notes, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), the charter or by-laws of the Company or any of the Subsidiaries (other than any foreign Subsidiaries) or any Material Agreement or any Material Order.

7. The execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes and consummation of the transactions contemplated thereby, including the issuance of the Notes and the issuance of the shares upon conversion of the Notes, will not result in the violation of any federal or Texas law, regulation or rule or the Delaware General Corporation Law.

8. Except as described in the Final Memorandum, to our Knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries is or would be a party or of which any of their respective properties, is or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which seek to prevent consummation of the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Indenture, including the issuance of the Notes, or would, if adversely determined, result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.

9. The Purchase Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity and (b) the rights to indemnity and contribution may be limited by applicable law.

10. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the other parties thereto, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity and (b) the rights to indemnity and contribution may be limited by applicable law.

11. The Indenture has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the other parties thereto, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity and (b) the rights to indemnity and contribution may be limited by applicable law.

12. The Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

13. The Shares initially issuable upon conversion of the Notes have been duly authorized for issuance upon conversion of the Notes; such Shares, when so issued and delivered in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable; and such Shares conform in all material respects to the description of the Company's Common Stock contained in the Final Memorandum.

14. No approval, authorization, consent or order of or filing with any federal or Texas governmental or regulatory commission, board, body, authority or agency, or approval of stockholders of the Company, is required for the issuance and sale by the Company of the Notes or the issuance of Shares upon conversion of the Notes or the consummation of the transactions as contemplated in the Purchase Agreement other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered to or by the Initial Purchasers; (ii) as may be required by Federal or state securities laws with respect to the Company's obligations under the Registration Rights Agreement and the listing of the Shares on the Nasdaq National Market in connection therewith; or (iii) as have been obtained or made prior to the Closing Date.

15. It is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and Final Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act; it being understood that no opinion is expressed as to any subsequent resale of any Note or Shares.

16. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended.

17. The Notes, the Registration Rights Agreement, and the Indenture conform in all material respects as to legal matters to the respective descriptions thereof contained in the Final Memorandum under the caption "Description of notes".

18. The statements in the Final Memorandum under the caption "Description of capital stock," in so far as such statements purport to constitute a summary of the terms of the Company's Capital Stock, fairly summarize the matters referred to therein.

19. The statements in the Final Memorandum under the caption "Certain United States federal income tax considerations," in so far as such statements constitute a summary of the United States federal tax laws referred to therein, fairly summarize in all material respects the matters referred to therein.

      In addition, such counsel shall furnish the following negative assurance:
      Based upon our participation in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent stated in paragraphs 4, 13, 17, 18 and 19 above), and we express no legal opinion with respect thereto, no facts have come to our attention in the course of our representation of the Company which lead us to believe that the Final Memorandum as of its date or as of the date hereof (except for the financial statements and schedules and other financial data and any information as to reserves or reserve estimates or quantifications, as to which we do not express any belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT B
                            FORM OF LOCK-UP AGREEMENT

                                                                          [Date]

UBS Securities LLC
Morgan Keegan & Company, Inc.
First Albany Capital Inc.
Stanford Group Company
The Shemano Group, Inc.
c/o UBS Securities LLC
299 Park Avenue
New York, NY  10171

Ladies and Gentlemen:

            This letter is being delivered to you in connection with the consummation of the transactions contemplated by the Purchase Agreement (the "Purchase Agreement") dated as of __________, between Toreador Resources Corporation, a Delaware corporation (the "Company"), and you as the Initial Purchasers named therein, relating to an offering without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on Rule 144A under the Act, of ___% Convertible Senior Notes due 2025 (the "Notes"), of the Company.

            I agree that I will not, for a period from the date hereof until the end of a period of 90 days after the date of the Final Memorandum (as defined in the Purchase Agreement). without the prior written consent of UBS Securities LLC, issue, offer, sell, contract to sell, hypothecate, pledge, sell or grant any option, right or warrant to purchase, or otherwise dispose of, or contract to dispose of, any shares of common stock, par value $0.15625 per share (the "Common Stock"), any securities substantially similar to the Notes or the Common Stock or any securities that are convertible into or exchangeable for the Notes or shares of Common Stock (other than (i) the issuance of the Notes, (ii) the issuance of Shares upon conversion of the Notes, (iii) the issuance of shares of Common Stock upon conversion or exercise of convertible or exercisable or exchangeable securities outstanding as of the date of the Purchase Agreement or
(iv) the issuance of shares of Common Stock or options pursuant to employee stock option or employee stock purchase plans existing on, or upon exercise of warrants outstanding as of, the date of the Purchase Agreement), or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Common Stock or Notes irrespective of whether any transaction mentioned above is to be settled by delivery of the Common Stock, the Notes or other securities, in cash or otherwise. The foregoing notwithstanding, the undersigned may make gifts or transfers of shares of Common Stock to, or for the benefit of, family members, charitable institutions, and trusts, limited partnerships or other entities created for estate planning purposes, the principal beneficiaries of which are family members or charitable institutions, subject to the condition that any such family member or charitable institution or other holder shall execute an agreement with the Initial Purchasers stating that such transferee is receiving and holding the Common Stock subject to the provisions of this agreement. In addition, notwithstanding the foregoing, (i) the 665,200 shares of Common Stock owned by Firesthorn I Limited Partnership and Dane, Falb, Stone & Co., Inc. shall not be subject to the foregoing restrictions and (ii) up to 150,000 shares of Common Stock owned beneficially by the undersigned may be pledged by the undersigned to secure an obligation to purchase certain real estate with an anticipated closing date of April 2006.

            If for any reason the Purchase Agreement shall be terminated prior to the time of purchase (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                        Very truly yours,

                                        ________________________________________
                                        Name:
                                        Title:

                                   EXHIBIT B-1

                  LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

NAME                      POSITION(S)

1. G. Thomas Graves III   Director, Chief Executive Officer and President

2. Douglas W. Weir        Senior Vice President

3. Michael J. FitzGerald  Senior Vice President

4. Charles Campise        Vice President

5. David M. Brewer        Director

6. Herbert L. Brewer      Director

7. Peter L. Falb          Director

8. Thomas P. Kellogg, Jr. Director

9. William I. Lee         Director

10. John Mark             Director
McLaughlin

11. H.R. Sanders, Jr.     Director

                                      B-1-1

                                   EXHIBIT B-2
                               REGISTRATION RIGHTS

Registration Rights Agreement with James R. Anderson dated February 22, 2005, granting "piggyback registration rights" covering up to 14,754 shares of the Company's Common Stock, par value $0.15625 per share.

Registration Rights Agreement with Karen Anderson dated February 22, 2005, granting "piggyback registration rights" covering up to 4,918 shares of the Company's Common Stock, par value $0.15625 per share.

Registration Rights Agreement with Roger A. Anderson dated February 22, 2005, granting "piggyback registration rights" covering up to 492 shares of the Company's Common Stock, par value $0.15625 per share.

                                      B-2-1

                                    EXHIBIT C

                              OFFICERS' CERTIFICATE

1.    I have reviewed the Memorandum.

2. The representations and warranties of the Company as set forth in the Purchase Agreement are true and correct as of the time of purchase [and, if applicable, the additional time of purchase].

3. The Company has performed all of its obligations under the Purchase Agreement as are to be performed at or before the time of purchase [and at or before the additional time of purchase, as the case may be].

4. The conditions set forth in paragraphs (e) and (f) of Section 7 of the Purchase Agreement have been met.

5. The financial statements and other financial information included in the Final Memorandum fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Final Memorandum.

                                       C-1